Exhibit 25(o)
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

One Wall Street
New York, New York	10286
(Address of principal executive offices)	(Zip code)

HUNTINGTON CAPITAL IV
(Exact name of obligor as specified in its charter)

Delaware	31-1611043
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Huntington Center
41 South High Street
Columbus, OH	43287
(Address of principal executive offices)	(Zip code)

Guarantees of Normal, Stripped and Capital Securities
of Huntington Capital IV
(Title of the indenture securities)

Item 1. General Information.
          Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	2 Rector Street, New York, N.Y. 10006
State of New York	and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
Item 16. List of Exhibits.
          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-121195.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of March, 2008.

THE BANK OF NEW YORK
By:	/s/ Jeremy Finkelstein
	Name:	Jeremy Finkelstein
	Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,211,000
Interest-bearing balances	24,114,000
Securities:
Held-to-maturity securities	1,776,000
Available-for-sale securities	25,801,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	7,888,000
Securities purchased under agreements to resell	168,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	34,419,000
LESS: Allowance for loan and lease losses	262,000
Loans and leases, net of unearned income and allowance	34,157,000
Trading assets	4,576,000
Premises and fixed assets (including capitalized leases)	946,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	719,000
Not applicable
Intangible assets:
Goodwill	2,492,000
Other intangible assets	1,020,000
Other assets	8,819,000

Total assets	115,672,000

LIABILITIES
Deposits:
In domestic offices	31,109,000
Noninterest-bearing	18,814,000

Dollar Amounts
In Thousands
Interest-bearing	12,295,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	54,411,000
Noninterest-bearing	3,890,000
Interest-bearing	50,521,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	893,000
Securities sold under agreements to repurchase	110,000
Trading liabilities	3,743,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	3,571,000
Not applicable
Not applicable
Subordinated notes and debentures	2,955,000
Other liabilities	9,751,000

Total liabilities	106,543,000

Minority interest in consolidated subsidiaries	157,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,368,000
Retained earnings	5,918,000
Accumulated other comprehensive income	-449,000
Other equity capital components	0
Total equity capital	8,972,000

Total liabilities, minority interest, and equity capital	115,672,000

I, Bruce W. Van Saun, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Bruce W. Van Saun,
Chief Financial Officer
We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell )
Steven G. Elliott )	Directors
Robert P. Kelly )